Exhibit 99.1

30 July 2024 | NYSE: NXRT

EARNINGS SUPPLEMENT: SECOND QUARTER 2024

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

INVESTOR RELATIONS:

KRISTEN THOMAS

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1

Cautionary Statement Regarding Forward-Looking Statements	3

Overview	4

Highlights of Recent Activity	5

Financial Summary	7

2024 Full Year Guidance	8

Components of Net Asset Value	9

Consolidated Balance Sheets	10

Consolidated Statements of Operations	11

NOI and Same Store NOI	12

Q2 Same Store Results	13

Q2 Same Store Properties Operating Metrics	15

QoQ Same Store Properties Operating Metrics	16

YTD Same Store Results	17

FFO, Core FFO and AFFO	19

Historical Capital Expenditures	20

Value-Add Program Details	21

Outstanding Debt Details	24

Debt Maturity Schedule	27

Historical Acquisition Details	28

Historical Disposition Details	29

Definitions and Reconciliations of Non-GAAP Measures	30

 BELLA VISTA APARTMENTS: PHOENIX, AZ

 EXTERIOR PAINT REFRESHED

 FULLY UPGRADED KITCHEN

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Kristen Thomas

IR@nexpoint.com

(214) 276-6300

Media inquiries: Pro-Nexpoint@prosek.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS SECOND QUARTER 2024 RESULTS

NXRT Raises Full Year 2024 Guidance, Reports Net Income of $10.6 million, $39.25 million of Disposition Activity and $14.6 million of Share Repurchase Activity

Dallas, TX, July 30, 2024 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the second quarter ended June 30, 2024.

Highlights

●

NXRT[1] reported Net Income, FFO[2], Core FFO[2] and AFFO[2] of $10.6M, $16.3M, $17.9M and $20.9M, respectively, attributable to common stockholders for the quarter ended June 30, 2024, compared to Net Loss, FFO, Core FFO, and AFFO of $(4.0)M, $19.8M, $20.4M and $23.2M, respectively, attributable to common stockholders for the quarter ended June 30, 2023.

●

NXRT reported Net Income, FFO, Core FFO and AFFO of $36.9M, $35.3M, $37.5M and $43.5M, respectively, attributable to common stockholders for the six months ended June 30, 2024, compared to Net Loss, FFO, Core FFO, and AFFO of $(7.8)M, $39.1M, $39.0M and $44.2M, respectively, attributable to common stockholders for the six months ended June 30, 2023.

●

For the three months ended June 30, 2024, Q2 Same Store properties[3], occupancy was flat, total revenue and NOI[2] increased 2.3% and 2.4%, respectively, and average effective rent decreased 1.0% over the prior year period.

●

For the six months ended June 30, 2024, YTD Same Store properties[3], occupancy was flat, total revenue and NOI[2] increased 2.9% and 3.2%, respectively, and average effective rent decreased 1.0% over the prior year period.

●	During the second quarter 2024, the Company completed the sale of Radbourne Lake for a sales price of approximately $39.3 million, resulting in a gain on sale of real estate of $18.8 million.

●	During the second quarter 2024, the Company paid off the mortgage on Stone Creek at Old Farm of $15.3 million.

●	During the second quarter 2024, the Company repurchased and subsequently retired 438,678 shares at an average price of $33.19 per share, totaling approximately $14.6 million of its common stock.

●	NXRT paid a second quarter dividend of $0.46242 per share of common stock on June 28, 2024.

●	The weighted average effective monthly rent per unit across all 36 properties held as of June 30, 2024 (the “Portfolio”), consisting of 13,174[4] units, was $1,517, while physical occupancy was 94.1%.

●

During the second quarter 2024, for the properties in our Portfolio, we completed 59 full and partial upgrades and leased 56 upgraded units, achieving an average monthly rent premium of $240 and a 20.1% ROI[5].

●

Since inception, for the properties currently in our Portfolio, we have completed 8,271 full and partial upgrades, 4,659 kitchen and laundry appliances, and 11,389 technology packages, resulting in a $175, $48, and $43 average monthly rental increase per unit and a 20.8%, 62.0%, and 37.2% ROI, respectively.

1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net loss, see the “Definitions and Reconciliations of Non-GAAP Measures,” “FFO, Core FFO and AFFO” and “NOI and Same Store NOI” sections of this release.

3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 35 properties encompassing 12,963 units of apartment space in our Same Store pool for the three months ended June 30, 2024 (our “Q2 Same Store” properties) and 35 properties encompassing 12,963 units of apartment space in our Same Store pool for the six months ended June 30, 2024 (our “YTD Same Store” properties). The same store unit count excludes 21 units that are currently down due to casualty events (Rockledge: 20 units, Bella Solara: 1 unit).

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

4)	Total units owned in our Portfolio is 13,174, however 21 units are currently down due to casualty events (Rockledge: 20 units, Bella Solara: 1 unit).
5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

Second Quarter 2024 Financial Results

●	Total revenues were $64.2 million for the second quarter of 2024, compared to $69.6 million for the second quarter of 2023.

●

Net income for the second quarter of 2024 totaled $10.6 million, or income of $0.40 per diluted share, which included $24.4 million of depreciation and amortization expense. This compared to a net loss of $(4.0) million, or loss of $(0.15) per diluted share, for the second quarter of 2023, which included $23.9 million of depreciation and amortization expense.

●

The change in our net income of $10.6 million for the three months ended June 30, 2024 as compared to our net loss of $(4.0) million for the three months ended June 30, 2023 primarily relates to an increase in gain on sales of real estate of $18.7 million.

●	For the second quarter of 2024, NOI was $38.9 million on 36 properties, compared to $42.0 million for the second quarter of 2023 on 40 properties.

●	For the second quarter of 2024, Q2 Same Store NOI increased 2.4% to $38.4 million, compared to $37.5 million for the second quarter of 2023.

●	For the second quarter of 2024, FFO totaled $16.3 million, or $0.62 per diluted share, compared to $19.8 million, or $0.75 per diluted share, for the second quarter of 2023.

●	For the second quarter of 2024, Core FFO totaled $17.9 million, or $0.68 per diluted share, compared to $20.4 million, or $0.77 per diluted share, for the second quarter of 2023.

●	For the second quarter of 2024, AFFO totaled $20.9 million, or $0.80 per diluted share, compared to $23.2 million, or $0.88 per diluted share, for the second quarter of 2023.

2024 Year to Date Financial Results

●	Total revenues were $131.8 million for the six months ended June 30, 2024, compared to $138.8 million for the six months ended June 30, 2023.

●

Net income for the six months ended June 30, 2024 totaled $36.9 million, or income of $1.40 per diluted share, which included $48.8 million of depreciation and amortization expense. This compared to net loss of $(7.8) million, or loss of $(0.31) per diluted share, for the six months ended June 30, 2023, which included $47.1 million of depreciation and amortization expense.

●

The change in our net income of $37.0 million for the six months ended June 30, 2024 as compared to our net loss of $(7.9) million for the six months ended June 30, 2023 primarily relates to an increase in gain on sales of real estate of $50.4 million.

●	For the six months ended June 30, 2024, NOI was $80.0 million on 36 properties, compared to $83.1 million for the six months ended June 30, 2023 on 40 properties.

●	For the six months ended June 30, 2024, Same Store NOI increased 3.2% to $77.7 million, compared to $75.2 million for the six months ended June 30, 2023.

●	For the six months ended June 30, 2024, FFO totaled $35.3 million, or $1.34 per diluted share, compared to $39.1 million, or $1.49 per diluted share, for the six months ended June 30, 2023.

●	For the six months ended June 30, 2024, Core FFO totaled $37.5 million, or $1.43 per diluted share, compared to $39.0 million, or $1.49 per diluted share, for the six months ended June 30, 2023.

●	For the six months ended June 30, 2024, AFFO totaled $43.5 million, or $1.65 per diluted share, compared to $44.2 million, or $1.69 per diluted share, for the six months ended June 30, 2023.

NXRT Path to Growth: 2025-2027

●

The Company expects to refinance portfolio-level debt to current floating rate spreads, aiming to reduce the average SOFR spread from 158 bps to 100-110 bps. This reduction is estimated to provide a $0.15-$0.20 per share benefit annually through 2027, assuming all other factors remain constant. One significant added benefit to this refinancing initiative, beyond tightening credit spreads and extending maturities out another seven years, is to offset the expected impact of our interest rate swaps maturing over the next three years.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Second Quarter Earnings Conference Call

NXRT will host a conference call on Tuesday, July 30, 2024, at 11:00 a.m. ET (10:00 am CT), to discuss second quarter financial results. The conference call can be accessed live over the phone by dialing 888-660-4430 or, for international callers, +1 646-960-0537 and using passcode Conference ID: 5001576. A live audio webcast of the call will be available online at the Company’s website, https://nxrt.nexpoint.com (under “Resources”). An online replay will be available shortly after the call on the Company’s website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, August 13, 2024, by dialing 800-770-2030 or, for international callers, +1 647-362-9199 and entering passcode 5001576.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located, middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “plan” and similar expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, the NXRT Path to Growth: 2025-2027, forecasted submarket deliveries, NXRT’s guidance for financial results for the full year 2024, including net loss per diluted share, Core FFO per diluted share, same store rental income, same store total revenue, same store expense, same store NOI, and the related components and assumptions, including expected acquisitions and dispositions, expected same store pool, shares outstanding and same store growth projections, NXRT’s net asset value and the related components and assumptions, estimated value-add expenditures, debt payments and outstanding debt, net loss and NOI guidance for the third quarter and full year 2024 and the related assumptions, planned value-add programs, including rehab costs, rent change and return on investment, expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets and acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC.: SECOND QUARTER 2024 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$43.56
Insider Ownership(2)	14.08%
2024 Q3 Dividend Per Share	$0.46242
Dividend Yield (1)	4.25%
Shares Outstanding - basic (3)	25,540
Shares Outstanding - diluted (3)	26,309

(1)	As of the close of market trading on July 29, 2024.
(2)	As of the close of market trading on June 30, 2024.
(3)	Weighted average for the three months ended June 30, 2024.

Portfolio Composition by Market

Market	% of Units
Phoenix	15.2%
South Florida	15.0%
Dallas/Fort Worth	14.9%
Atlanta	12.7%
Nashville	10.2%
Orlando	8.9%
Las Vegas	8.8%
Raleigh	4.7%
Tampa	4.4%
Charlotte	3.8%
Houston	1.4%

Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Recent Activity

COMPLETED DISPOSITION

Property Name	Location	Date of Sale	Sales Price	IRR	Multiple on Invested Capital	Net Cash Proceeds (1)

Radbourne Lake	Charlotte, NC	April 30, 2024	$39,250	19.2%	3.64x	$18,704

(1)	Net Cash Proceeds include sale price less debt paydown and closing costs.

3-YEAR CAGR:

Q2 YEAR-TO-DATE SAME STORE

Market	Dallas Fort- Woth	Atlanta	Nashville	Charlotte	Raleigh (1)	Tampa	Orlando	South Florida	Phoenix	Las Vegas	Total

Units	1,945	1,692	1,338	504	625	576	1,172	1,959	2,009	1,164	12,984

Revenue	3.1%	6.3%	3.3%	5.7%	3.3%	4.6%	4.9%	6.3%	6.0%	4.1%	5.0%

Expenses	2.6%	7.5%	2.3%	10.1%	8.8%	7.4%	4.5%	3.7%	6.4%	0.8%	4.6%
Net Operating Income	3.6%	5.6%	3.9%	3.4%	-0.1%	2.8%	5.1%	8.2%	5.8%	6.0%	5.3%

(1)	Raleigh real estate taxes account for ~33% of the total expenses due to the recent 4-year reassessment.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FORECASTED SUBMARKET DELIVERIES (1)

Market	Submarket	Property	NXRT Unit Exposure	2024 Q1 Inventory	2023 Deliveries	2024 Deliveries	2025 Deliveries	2026 Deliveries	3-year Deliveries	3-year % Growth
ATL	Southeast Marietta	Rockledge	708	14,105	-	-	-	-	-	0.0%
ATL	Southeast Marietta	The Preserve at Terrell Mill	752	14,105	-	-	-	-	-	0.0%
ATL	Sandy Springs	The Adair	232	20,205	-	142	144	-	286	1.4%
CHA	Huntersville/Cornelius	The Verandas at Lake Norman	264	7,779	216	914	2,001	-	2,915	37.5%
CHA	Matthews/Southeast Charlotte	Creekside at Matthews	240	11,749	395	438	697	-	1,135	9.7%
DFW	East Fort Worth	The Venue at 8651	333	13,395	114	-	462	204	666	5.0%
DFW	Far North Dallas	Versailles	388	30,216	-	897	-	-	897	3.0%
DFW	Far North Dallas	Versailles II	242	30,216	-	897	-	-	897	3.0%
DFW	Hurst/Euless/Bedford	Arbors on Forest Ridge	210	33,888	52	13	608	164	785	2.3%
DFW	Hurst/Euless/Bedford	Summers Landing	196	33,888	52	13	608	164	785	2.3%
DFW	Oak Lawn/Park Cities	Atera	380	21,035	119	152	656	452	1,260	6.0%
DFW	Richardson	Cutters Point	196	19,829	-	985	110	-	1,095	5.5%
HOU	Westchase	Stone Creek at Old Farm	190	29,899	165	193	28	-	221	0.7%
LSV	Northwest Las Vegas	Bella Solara	320	21,172	775	998	882	38	1,918	9.1%
LSV	Northwest Las Vegas	Bloom	528	21,172	775	998	882	38	1,918	9.1%
LSV	Southwest Las Vegas	Torreyana	316	20,491	905	1,611	719	-	2,330	11.4%
NASH	East Nashville	Residences at Glenview Reserve	360	14,418	102	915	727	-	1,642	11.4%
NASH	South Nashville	Arbors of Brentwood	346	17,445	840	622	295	-	917	5.3%
NASH	South Nashville	Brandywine	632	17,445	840	622	295	-	917	5.3%
ORL	East Orlando	The Cornerstone	430	22,111	325	563	424	210	1,197	5.4%
ORL	Northwest Orlando	Residences at West Place	342	17,202	276	309	593	257	1,159	6.7%
ORL	South Orange County	Sabal Palm at Lake Buena Vista	400	33,072	193	348	-	-	348	1.1%
PHX	Chandler	Fairways at San Marcos	352	25,870	850	744	606	-	1,350	5.2%
PHX	North Central Phoenix	Heritage	204	26,405	770	971	517	-	1,488	5.6%
PHX	North Central Phoenix	The Venue on Camelback	415	26,405	770	971	517	-	1,488	5.6%
PHX	Northeast Phoenix	Bella Vista	248	22,033	44	965	93	-	1,058	4.8%
PHX	South Tempe	Enclave	204	17,870	259	144	-	-	144	0.8%
PHX	Southwest Mesa	Madera Point	256	18,162	276	193	65	-	258	1.4%
PHX	West Phoenix	Estates on Maryland	330	15,570	-	-	-	-	-	0.0%
RDU	Far North Raleigh	Six Forks Station	323	12,477	1,336	1,037	473	-	1,510	12.1%
RDU	North Cary/Morrisville	High House at Cary	302	21,372	774	2,159	50	-	2,209	10.3%
SFL	Pembroke Pines/Miramar	Avant at Pembroke Pines	1,520	26,127	386	740	112	-	852	3.3%
SFL	West Palm Beach	Parc500	217	33,240	1,282	1,924	408	321	2,653	8.0%
SFL	West Palm Beach	Seasons 704	222	33,240	1,282	1,924	408	321	2,653	8.0%
TPA	Egypt Lake/Lowry Park	Courtney Cove	324	12,846	-	-	245	-	245	1.9%
TPA	Temple Terrace	The Summit at Sabal Park	252	16,002	132	409	474	36	919	5.7%
Totals/Averages		Total	13,174	566,086	10,421	18,386	11,389	1,682	31,457	5.6%

(1)	Source: 2024 RealPage, Inc.; Data as of July 2024

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q2 2024	Q2 2023	YTD 2024	YTD 2023
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization (as of the last day of the period)	$1,004,000	$1,168,000
Share Price (as of the last day of the period)	$39.51	$45.48
Weighted average common shares outstanding - basic	25,540	25,667	25,630	25,633
Weighted average common shares outstanding - diluted	26,309	25,667	26,331	25,633

Earnings Profile
Total revenues	$64,238	$69,569	$131,815	$138,796
Net income (loss) attributable to common stockholders	10,596	(3,953)	36,894	(7,836)
NOI (1)	38,867	41,969	79,958	83,099
Same Store NOI (2)	38,442	37,532	77,660	75,222
Same Store NOI Growth (%) (2)	2.4%		3.2%

Earnings Metrics Per Common Share (diluted basis)
Earnings	$0.40	$(0.15)	$1.40	$(0.31)
FFO (1)	$0.62	$0.75	$1.34	$1.49
Core FFO (1)	$0.68	$0.77	$1.43	$1.49
AFFO (1)	$0.80	$0.88	$1.65	$1.69
Dividends declared per common share	$0.46	$0.42	$0.92	$0.84
Net Income (Loss) Coverage (3)	0.87x	-0.36x	1.51x	-0.37x
FFO Coverage (3)	1.34x	1.79x	1.45x	1.77x
Core FFO Coverage (3)	1.47x	1.84x	1.55x	1.77x
AFFO Coverage (3)	1.72x	2.10x	1.78x	2.01x

Portfolio
Total Properties	36	40
Total Units (4)	13,174	15,127
Occupancy	94.1%	93.9%
Average Effective Monthly Rent per Unit	$1,517	$1,497

Same Store Portfolio Metrics (2)
Total Same Store Properties	35	35	35	35
Total Same Store Units	12,963	12,909	12,963	12,909
Occupancy	94.1%	94.1%	94.1%	94.1%
Average Effective Monthly Rent per Unit	$1,520	$1,535	$1,520	$1,535

Value-Add Program
Completed Rehab Units	113	667	240	1,357
Cumulative Completed Rehab Units (5)	8,271
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$175
ROI on Post-Rehab Units	20.8%

Outstanding Debt Summary
Total Mortgage Debt	$1,462,935	$1,621,563
Credit Facilities	—	57,000

Total Debt Outstanding	$1,462,935	$1,678,563

Leverage Ratio (Total Debt to Market Capitalization plus Total Debt)	59%	59%
Leverage Ratio (Net Debt to Enterprise Value) (6)	59%	59%

(1)

For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO,” “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.

(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q2 and YTD Same Store properties, see the “Q2 Same Store Results” and “YTD Same Store Results” section of this release.

(3)

Indicates coverage ratio of Net Income (Loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period. The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.

(4)	Total units owned is 13,174, however 21 units are currently excluded due to fire and water damage.
(5)	Inclusive of all full and partial interior upgrades completed through June 30, 2024. Cumulative results exclude rehabs completed for properties sold through June 30, 2024.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2024 Full Year Guidance Summary

NXRT is revising guidance ranges for loss per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, Same Store NOI and Acquisitions and Dispositions as follows (dollars in millions, except per share amounts):

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings (loss) per diluted share (2)	$(1.22)	$(1.15)	$(1.08)	$0.72
Core FFO per diluted share (2) (3)	$2.66	$2.72	$2.79	$2.72

Same Store Growth: (4)
Rental Income	1.7%	2.1%	2.6%	2.3%
Total Revenue	1.3%	1.7%	2.2%	2.0%
Total Expenses (5)	4.4%	3.7%	3.0%	5.1%
Same Store NOI (3)	-0.6%	0.5%	1.6%	0.0%

Other Considerations: (5)
Acquisitions	$—	$50.0	$100.0	$100.0
Dispositions	$150.0	$175.0	$200.0	$225.0

(1)

Full Year 2024 guidance forecast includes Same Store growth projections presented above, which takes into effect the held for sale property of Stone Creek at Old Farm, thereby removing the asset from the Full Year 2024 expected Same Store pool.

(2)

Weighted average diluted share count estimate for full year 2024 is approximately 26.2 million. The change in the full year expected weighted average diluted share count is attributable to a reduction in expected share buybacks for the full year 2024.

(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2024 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2024 expected Same Store pool (35 properties).
(5)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are incorporated into the loss per share and Core FFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

Additional information on 2024 financial and earnings guidance is included in the following sections of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE BY MARKET VALUE	NAV SUMMARY

Property	NOI	Cap Rate Range (1)		Value Range (2)		Component	Min	Max
Market	Contribution	Min	Max	Min	Max	Tangible Assets

Texas						Real Estate (2)	$ 2,663,332	$2,982,345
Dallas/Fort Worth	10.7%	5.25%	5.75%	$284,385	$318,459	Cash	21,262
Houston	0.9%	5.50%	6.00%	24,152	26,939	Restricted Cash - Renovation Reserves (4)	4,219
						Renovation Expenditures (4)	(4,219)
North Carolina						Cash Adjustments (5)	(320)
Raleigh	4.1%	5.25%	5.75%	110,471	123,708	Fair Market Value of Interest Rate Swaps	66,225
Charlotte	3.8%	5.25%	5.75%	101,501	113,662	Other Assets	51,781

						Value of Assets	$ 2,802,280	$ 3,121,293

Georgia
Atlanta	12.0%	5.25%	5.75%	319,335	357,598	Tangible Liabilities
						Credit Facility (6)	$0
Tennessee						Mortgage Debt	1,462,935
Nashville	9.3%	5.25%	5.75%	247,023	276,621	Total Outstanding Debt	1,462,935
						Forward 12-month Principal Payments (5)	(320)
Florida						Total Outstanding Debt (FY 2024 Est.)	1,462,615
Orlando	8.8%	5.25%	5.75%	235,730	263,975	Other Tangible Liabilities (at Book)	37,541

Tampa	3.7%	5.25%	5.75%	98,064	109,815	Value of Liabilities	$1,500,156

South Florida	20.5%	5.25%	5.75%	545,566	610,935	Net Leverage (mid-point)	51%

						Net Asset Value	$ 1,302,124	$ 1,621,137

Nevada						Shares outstanding - diluted (as of June 30, 2024)	26,161

Las Vegas	8.9%	5.25%	5.75%	237,537	265,999	Est. NAV / Share	$ 49.77	$ 61.97

						NAV / Share (mid-point)	$55.87
Arizona
Phoenix	17.2%	5.25%	5.75%	459,568	514,634

Total / Avg	100.0%	5.25%	5.75%	$2,663,332	$2,982,345

NOI ESTIMATE	IMPLIED VAUE VALUATION METRICS

Q1 2024 NOI Actual	41,089			Min	Max

Q2 2024 NOI Actual	38,867		Implied Real Estate Value	$2,663,332	$2,982,345

	Low	High	No. of Units (June 30, 2024) (2)	13,174

Estimated Q3 2024 NOI Guidance (3)	$37,334	$38,667	Implied Value/Apartment Unit	$ 202.2	$ 226.4

2024 NOI Guidance (3)	$153,202	$ 156,640	Implied Value/Apartment Unit (mid-point)	$214.3

(1)	Management estimates based on independent third-party review of our properties.
(2)	Estimated value ranges are presented for the existing portfolio (36 properties as of June 30, 2024).
(3)

The Company anticipates net loss will be in the range between approximately $32.0 million and $28.4 million for the full year 2024 and between $9.4 million and $7.9 million for the third quarter of 2024. FY 2024 NOI Guidance considers a commensurate volume of capital recycling.

(4)	Includes approximately $4.2 million that is held for value-add upgrades; reduced by $4.2 million for estimated 2024 rehab expenditures.
(5)	Includes approximately $0.3 million in forward 12-month principal payments.
(6)	Includes outstanding balance as of June 30, 2024.

NXRT.NEXPOINT.COM	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$359,819	$359,819
Buildings and improvements	1,729,021	1,719,864
Construction in progress	5,197	8,322
Furniture, fixtures, and equipment	190,879	180,435

Total Gross Operating Real Estate Investments	2,284,916	2,268,440
Accumulated depreciation and amortization	(459,854)	(411,087)

Total Net Operating Real Estate Investments	1,825,062	1,857,353
Real estate held for sale, net of accumulated depreciation of $4,624 and $31,871, respectively	20,173	110,747

Total Net Real Estate Investments	1,845,235	1,968,100
Cash and cash equivalents	21,262	12,367
Restricted cash	33,385	32,912
Accounts receivable, net	11,508	14,598
Prepaid and other assets	11,107	8,640
Fair value of interest rate swaps	66,225	71,028

TOTAL ASSETS	$1,988,722	$2,107,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgages payable, net	$1,454,418	$1,453,787
Mortgages payable held for sale, net	—	88,044
Credit facility, net	—	23,243
Accounts payable and other accrued liabilities	10,826	17,140
Accrued real estate taxes payable	13,615	11,230
Accrued interest payable	8,603	9,399
Security deposit liability	3,004	3,159
Prepaid rents	1,493	1,773

Total Liabilities	1,491,959	1,607,775

Redeemable noncontrolling interests in the Operating Partnership	5,618	5,246

Stockholders’ Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,403,537 and 25,674,313 shares issued and outstanding, respectively	254	256
Additional paid-in capital	402,117	413,010
Accumulated earnings less dividends	23,695	11,493
Accumulated other comprehensive income	65,079	69,865

Total Stockholders’ Equity	491,145	494,624

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,988,722	$2,107,645

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Rental income	$62,383	$67,810	$127,981	$135,347
Other income	1,855	1,759	3,834	3,449

Total revenues	64,238	69,569	131,815	138,796

Expenses
Property operating expenses	13,776	15,492	27,544	28,758
Real estate taxes and insurance	8,188	9,334	17,500	19,354
Property management fees (1)	1,872	2,031	3,830	4,058
Advisory and administrative fees (2)	1,734	1,927	3,477	3,816
Corporate general and administrative expenses	4,779	4,624	9,689	7,991
Property general and administrative expenses	2,651	2,242	4,932	4,512
Depreciation and amortization	24,442	23,872	48,765	47,138

Total expenses	57,442	59,522	115,737	115,627

Operating income before gain on sales of real estate	6,796	10,047	16,078	23,169
Gain on sales of real estate (3)	18,686	—	50,395	—

Operating income	25,482	10,047	66,473	23,169
Interest expense	(13,971)	(14,524)	(28,362)	(31,263)
Gain (loss) on extinguishment of debt and modification costs	(255)	—	(801)	122
Casualty loss	(737)	(66)	(538)	(880)
Gain on forfeited deposits	—	250	—	250
Equity in earnings of affiliate	53	—	91	—
Miscellaneous income	66	325	177	736

Net income (loss)	10,638	(3,968)	37,040	(7,866)
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	42	(15)	146	(30)

Net income (loss) attributable to common stockholders	$10,596	$(3,953)	$36,894	$(7,836)

Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	(7,488)	13,130	(4,805)	(4,076)

Total comprehensive income (loss)	3,150	9,162	32,235	(11,942)
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	12	35	127	(45)

Comprehensive income (loss) attributable to common stockholders	$3,138	$9,127	$32,108	$(11,897)

Weighted average common shares outstanding - basic	25,540	25,677	25,630	25,633

Weighted average common shares outstanding - diluted	26,309	25,677	26,331	25,633

Earnings (loss) per share - basic	$0.41	$(0.15)	$1.44	$(0.31)

Earnings (loss) per share - diluted	$0.40	$(0.15)	$1.40	$(0.31)

(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.
(3)	$31.5 million with a related party for the six months ended June 30, 2024.

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three and six months ended June 30, 2024 and 2023 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2024	2023	2024	2023
Net income (loss)		$10,638	$(3,968)	$37,040	$(7,866)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		1,734	1,927	3,477	3,816
Corporate general and administrative expenses		4,779	4,624	9,689	7,991
Corporate income		(516)	—	(812)	—
Casualty-related expenses/(recoveries)	(1)	232	398	267	(1,308)
Casualty loss		737	66	538	880
Gain on forfeited deposits		—	(250)	—	(250)
Property general and administrative expenses	(2)	1,334	776	2,317	1,557
Depreciation and amortization		24,442	23,872	48,765	47,138
Interest expense		13,971	14,524	28,362	31,263
Equity in earnings of affiliate		(53)	—	(91)	—
Loss (gain) on extinguishment of debt and modification costs		255	—	801	(122)
Gain on sales of real estate	(3)	(18,686)	—	(50,395)	—

NOI		$38,867	$41,969	$79,958	$83,099

Less Non-Same Store
Revenues		(818)	(8,049)	(4,702)	(16,092)
Operating expenses		393	3,678	2,407	8,339
Operating income		—	(66)	(3)	(124)

Same Store NOI		$38,442	$37,532	$77,660	$75,222

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(3)	$31.5 million with a related party for the six months ended June 30, 2024.

NXRT.NEXPOINT.COM	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q2 Same Store Results of Operations for the Three Months Ended June 30, 2024 and 2023

There are 35 properties encompassing 12,963 units of apartment space, or approximately 98% of our Portfolio, in our same store pool for the three months ended June 30, 2024 and 2023 (our “Q2 Same Store” properties). Our Q2 Same Store properties exclude the following one property in our Portfolio as of June 30, 2024: Stone Creek at Old Farm, as well as the 21 units mentioned on page 2 that are currently down.

As of June 30, 2024, our Q2 Same Store properties were approximately 94.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,520, year-over-year flat and a decrease of $15, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended June 30, 2024 and 2023 for our Q2 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended June 30,
	2024	2023	$ Change	% Change
Revenues
Same Store
Rental income	$61,615	$60,069	$1,546	2.6%
Other income	1,290	1,451	(161)	-11.1%

Same Store revenues	62,905	61,520	1,385	2.3%
Non-Same Store
Rental income	768	7,741	(6,973)	N/M
Other income	50	308	(258)	N/M

Non-Same Store revenues	818	8,049	(7,231)	N/M

Total revenues	63,723	69,569	(5,846)	-8.4%

Operating expenses
Same Store
Property operating expenses (1)	13,150	13,005	145	1.1%
Real estate taxes and insurance	8,281	8,225	56	0.7%
Property management fees (2)	1,831	1,783	48	2.7%
Property general and administrative expenses (3)	1,267	1,234	33	2.7%

Same Store operating expenses	24,529	24,247	282	1.2%
Non-Same Store
Property operating expenses (4)	395	2,089	(1,694)	N/M
Real estate taxes and insurance	(93)	1,109	(1,202)	N/M
Property management fees (2)	41	248	(207)	N/M
Property general and administrative expenses (5)	50	232	(182)	N/M

Non-Same Store operating expenses	393	3,678	(3,285)	N/M

Total operating expenses	24,922	27,925	(3,003)	-10.8%

Operating income
Same Store
Miscellaneous income	66	259	(193)	N/M
Non-Same Store
Miscellaneous income	—	66	(66)	N/M

Total operating income	66	325	(259)	-79.7%

NOI
Same Store	38,442	37,532	910	2.4%
Non-Same Store	425	4,437	(4,012)	N/M

Total NOI (6)	$38,867	$41,969	$(3,102)	-7.4%

(1)	For the three months ended June 30, 2024 and 2023, excludes approximately $231,000 and $360,000, respectively, of casualty-related expenses.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended June 30, 2024 and 2023, excludes approximately $1,151,000 and $664,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the three months ended June 30, 2024 and 2023, excludes approximately $0 and $38,000, respectively, of casualty-related expenses.

NXRT.NEXPOINT.COM	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(5)

For the three months ended June 30, 2024 and 2023, excludes approximately $183,000 and $112,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q2 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended June 30, 2024 and 2023 (dollars in thousands, except for per unit data):

	Q2 2024	Q2 2023	% Change
Same Store Total Units	12,963	12,909
Same Store Occupied Units	12,193	12,143
Same Store Ending Occupancy	94.1%	94.1%	0.0%
Same Store Average Rent per Unit	$1,520	$1,535	-1.0%

Same Store Revenues
Same Store Rental Income	$61,615	$60,069	2.6%
Same Store Other Income	1,290	1,451	-11.1%

Total Same Store Revenues	62,905	61,520	2.3%

Same Store Operating Expenses
Payroll	4,945	4,984	-0.8%
Repairs & Maintenance	5,473	5,430	0.8%
Utilities	2,732	2,591	5.4%
Real Estate Taxes	6,680	6,792	-1.6%
Insurance	1,601	1,433	11.7%
Property Management Fees	1,831	1,783	2.7%
Office Operations	920	868	6.0%
Marketing	347	366	-5.2%

Total Same Store Operating Expenses	24,529	24,247	1.2%

Same Store Operating Income
Miscellaneous income	66	259	-74.5%

Total Same Store Operating Income	66	259	-74.5%

Q2 Same Store NOI	$38,442	$37,532	2.4%

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q2 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income
	Total	Q2 2024	Q2 2023	% Change	Q2 2024	Q2 2023	bps Δ	Q2 2024	Q2 2023	% Change
Texas
Dallas	1,945	$1,261	$1,292	-2.4%	93.5%	93.4%	10	$7,884	$7,919	-0.4%
Average/Total	1,945	1,261	1,292	-2.4%	93.5%	93.4%	10	7,884	7,919	-0.4%

North Carolina
Charlotte	504	1,388	1,377	0.8%	93.8%	95.0%	-120	2,287	2,177	5.1%
Raleigh/Durham	625	1,432	1,457	-1.7%	94.6%	93.3%	130	2,686	2,625	2.3%
Average/Total	1,129	1,412	1,421	-0.6%	94.2%	94.1%	10	4,973	4,802	3.6%

Georgia
Atlanta	1,672	1,500	1,524	-1.6%	93.9%	91.1%	280	7,486	7,021	6.6%
Average/Total	1,672	1,500	1,524	-1.6%	93.9%	91.1%	280	7,486	7,021	6.6%

Tennessee
Nashville	1,338	1,297	1,334	-2.8%	94.4%	94.0%	40	5,615	5,547	1.2%
Average/Total	1,338	1,297	1,334	-2.8%	94.4%	94.0%	40	5,615	5,547	1.2%

Florida
Orlando	1,172	1,584	1,615	-1.9%	94.5%	93.8%	70	5,707	5,659	0.8%
Tampa	576	1,385	1,464	-5.4%	92.7%	92.7%	0	2,465	2,528	-2.5%
South Florida	1,959	2,131	2,058	3.5%	95.2%	96.8%	-160	12,888	12,364	4.2%
Average/Total	3,707	1,842	1,826	0.9%	94.6%	95.2%	-60	21,060	20,551	2.5%

Arizona
Phoenix	2,009	1,481	1,495	-0.9%	93.5%	95.6%	-210	9,469	9,534	-0.7%
Average/Total	2,009	1,481	1,495	-0.9%	93.5%	95.6%	-210	9,469	9,534	-0.7%

Nevada
Las Vegas	1,163	1,368	1,400	-2.3%	94.1%	93.2%	90	5,128	4,695	9.2%
Average/Total	1,163	1,368	1,400	-2.3%	94.1%	93.2%	90	5,128	4,695	9.2%

Average/Total	12,963	$1,520	$1,535	-1.0%	94.1%	94.1%	0	$61,615	$60,069	2.6%

(1)	This table only includes the 35 properties in our Q2 Same Store pool.

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income
	Total	Q2 2024	Q1 2024	% Change	Q2 2024	Q1 2024	bps Δ	Q2 2024	Q1 2024	% Change
Texas
Dallas	1,945	$1,261	$1,273	-0.9%	93.5%	92.9%	60	$7,884	$7,932	-0.6%
Average/Total	1,945	1,261	1,273	-0.9%	93.5%	92.9%	60	7,884	7,932	-0.6%

North Carolina
Charlotte	504	1,388	1,392	-0.3%	93.8%	96.0%	-220	2,287	2,322	-1.5%
Raleigh/Durham	625	1,432	1,451	-1.3%	94.6%	92.8%	180	2,686	2,656	1.1%
Average/Total	1,129	1,412	1,425	-0.9%	94.2%	94.2%	0	4,973	4,978	-0.1%

Georgia
Atlanta	1,672	1,500	1,479	1.4%	93.9%	96.1%	-220	7,486	7,697	-2.7%
Average/Total	1,672	1,500	1,479	1.4%	93.9%	96.1%	-220	7,486	7,697	-2.7%

Tennessee
Nashville	1,338	1,297	1,290	0.5%	94.4%	95.3%	-90	5,615	5,585	0.5%
Average/Total	1,338	1,297	1,290	0.5%	94.4%	95.3%	-90	5,615	5,585	0.5%

Florida
Orlando	1,172	1,584	1,582	0.1%	94.5%	94.7%	-20	5,707	5,713	-0.1%
Tampa	576	1,385	1,388	-0.2%	92.7%	94.3%	-160	2,465	2,517	-2.1%
South Florida	1,959	2,131	2,109	1.0%	95.2%	95.2%	0	12,888	12,923	-0.3%
Average/Total	3,707	1,842	1,830	0.7%	94.6%	94.9%	-30	21,060	21,153	-0.4%

Arizona
Phoenix	2,009	1,481	1,479	0.1%	93.5%	95.2%	-170	9,471	9,574	-1.1%
Average/Total	2,009	1,481	1,479	0.1%	93.5%	95.2%	-170	9,471	9,574	-1.1%

Nevada
Las Vegas	1,163	1,368	1,349	1.4%	94.1%	94.7%	-60	5,126	4,993	2.7%
Average/Total	1,163	1,368	1,349	1.4%	94.1%	94.7%	-60	5,126	4,993	2.7%

Average/Total	12,963	$1,520	$1,514	0.4%	94.1%	94.7%	-60	$61,615	$61,912	-0.5%

(1)	This table only includes the 35 properties in our Q2 Same Store pool.

NXRT.NEXPOINT.COM	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Six Months Ended June 30, 2024 and 2023

There are 35 properties encompassing 12,963 units of apartment space, or approximately 98% of our Portfolio, in our same store pool for the six months ended June 30, 2024 and 2023 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following one property in our Portfolio as of June 30, 2024: Stone Creek at Old Farm, as well as the 21 units mentioned on page 2 that are currently down.

As of June 30, 2024, our YTD Same Store properties were approximately 94.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,520, year-over-year flat and a decrease of $15, respectively.

The following table reflects the revenues, property operating expenses and NOI for the six months ended June 30, 2024 and 2023 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Six Months Ended June 30,
	2024	2023	$ Change	% Change
Revenues
Same Store
Rental income	$123,526	$119,829	$3,697	3.1%
Other income	2,776	2,875	(99)	-3.4%

Same Store revenues	126,302	122,704	3,598	2.9%
Non-Same Store
Rental income	4,455	15,518	(11,063)	N/M
Other income	247	574	(327)	N/M

Non-Same Store revenues	4,702	16,092	(11,390)	N/M

Total revenues	131,004	138,796	(7,792)	-5.6%

Operating expenses
Same Store
Property operating expenses (1)	25,854	25,599	255	1.0%
Real estate taxes and insurance	16,837	16,463	374	2.3%
Property management fees (2)	3,653	3,561	92	2.6%
Property general and administrative expenses (3)	2,472	2,471	1	0.0%

Same Store operating expenses	48,816	48,094	722	1.5%
Non-Same Store
Property operating expenses (4)	1,424	4,468	(3,044)	N/M
Real estate taxes and insurance	663	2,891	(2,228)	N/M
Property management fees (2)	177	497	(320)	N/M
Property general and administrative expenses (5)	143	483	(340)	N/M

Non-Same Store operating expenses	2,407	8,339	(5,932)	N/M

Total operating expenses	51,223	56,433	(5,210)	-9.2%

Operating income
Same Store
Miscellaneous income	174	612	(438)	N/M
Non-Same Store
Miscellaneous income	3	124	(121)	N/M

Total operating income	177	736	(559)	-76.0%

NOI
Same Store	77,660	75,222	2,438	3.2%
Non-Same Store	2,298	7,877	(5,579)	N/M

Total NOI (6)	$79,958	$83,099	$(3,141)	-3.8%

(1)	For the six months ended June 30, 2024 and 2023, excludes approximately $263,000 and $(1,495,000), respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the six months ended June 30, 2024 and 2023, excludes approximately $2,064,000 and $1,301,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the six months ended June 30, 2024 and 2023, excludes approximately $3,000 and $186,000, respectively, of casualty-related expenses.
(5)

For the six months ended June 30, 2024 and 2023, excludes approximately $253,000 and $257,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the six months ended June 30, 2024 and 2023 (dollars in thousands, except for per unit data):

	YTD 2024	YTD 2023	% Change
Same Store Total Units	12,963	12,909
Same Store Occupied Units	12,193	12,143
Same Store Ending Occupancy	94.1%	94.1%	0.0%
Same Store Average Rent per Unit	$1,520	$1,535	-1.0%

Same Store Revenues
Same Store Rental Income	$123,526	$119,829	3.1%
Same Store Other Income	2,776	2,875	-3.4%

Total Same Store Revenues	126,302	122,704	2.9%

Same Store Operating Expenses
Payroll	9,814	10,178	-3.6%
Repairs & Maintenance	10,474	10,306	1.6%
Utilities	5,566	5,115	8.8%
Real Estate Taxes	13,801	13,651	1.1%
Insurance	3,036	2,812	8.0%
Property Management Fees	3,653	3,561	2.6%
Office Operations	1,811	1,761	2.8%
Marketing	661	710	-6.9%

Total Same Store Operating Expenses	48,816	48,094	1.5%

Same Store Operating Income
Miscellaneous income	174	612	-71.6%

Total Same Store Operating Income	174	612	-71.6%

YTD Same Store NOI	$77,660	$75,222	3.2%

NXRT.NEXPOINT.COM	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2024 and 2023 (in thousands, except per share amounts):

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2024	2023	2024	2023	% Change
Net income (loss)		$10,638	$(3,968)	$37,040	$(7,866)	N/M
Depreciation and amortization		24,442	23,872	48,765	47,138	3.5%
Gain on sales of real estate	(1)	(18,686)	—	(50,395)	—	0.0%
Adjustment for noncontrolling interests		(64)	(76)	(139)	(149)	-6.7%

FFO attributable to common stockholders		16,330	19,828	35,271	39,123	-9.8%

FFO per share - basic		$0.64	$0.77	$1.38	$1.53	-9.8%

FFO per share - diluted		$0.62	$0.75	$1.34	$1.49	-10.1%

Loss (gain) on extinguishment of debt and modification costs		255	—	801	(122)	N/M
Casualty-related expenses/(recoveries)		232	398	267	(1,308)	N/M
Casualty loss		737	66	538	880	-38.9%
Gain on forfeited deposits		—	(250)	—	(250)	N/M
Amortization of deferred financing costs - acquisition term notes		331	331	661	661	0.0%
Adjustment for noncontrolling interests		(6)	(3)	(9)	(1)	N/M

Core FFO attributable to common stockholders		17,879	20,370	37,529	38,983	-3.7%

Core FFO per share - basic		$0.70	$0.79	$1.46	$1.52	-3.9%

Core FFO per share - diluted		$0.68	$0.77	$1.43	$1.49	-4.0%

Amortization of deferred financing costs - long term debt		372	377	759	814	-6.8%
Equity-based compensation expense		2,684	2,495	5,231	4,461	17.3%
Adjustment for noncontrolling interests		(12)	(10)	(24)	(20)	20.0%

AFFO attributable to common stockholders		20,923	23,232	43,495	44,238	-1.7%

AFFO per share - basic		$0.82	$0.91	$1.70	$1.73	-1.7%

AFFO per share - diluted		$0.80	$0.88	$1.65	$1.69	-2.4%

Weighted average common shares outstanding - basic		25,540	25,667	25,630	25,633	0.0%

Weighted average common shares outstanding - diluted	(2)	26,309	26,304	26,331	26,190	0.5%

Dividends declared per common share		$0.46242	$0.42	$0.92484	$0.84	10.1%

Net income (loss) Coverage - diluted	(3)	0.87x	-0.36x	1.51x	-0.37x	510.2%
FFO Coverage - diluted	(3)	1.34x	1.79x	1.45x	1.77x	-18.3%
Core FFO Coverage - diluted	(3)	1.47x	1.84x	1.55x	1.77x	-12.8%
AFFO Coverage - diluted	(3)	1.72x	2.10x	1.78x	2.01x	-11.3%

(1)	$31.5 million with a related party for the six months ended June 30, 2024.
(2)	The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.
(3)	Indicates coverage ratio of Net Income (Loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q2 2024	Q2 2023	% Change	YTD 2024	YTD 2023	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	—	—	N/A	—	—	N/A

Capitalized Rehab Expenditures
Interior	1,063	7,344	-85.5%	2,794	14,652	-80.9%
Exterior and common area	889	4,578	-80.6%	1,363	8,585	-84.1%

Capitalized Maintenance Expenditures
Recurring	1,610	3,540	-54.5%	4,529	6,220	-27.2%
Non-Recurring	2,572	3,418	-24.8%	4,348	5,712	-23.9%

Total Capital Expenditures	$6,134	$18,880	-67.5%	$13,034	$35,169	-62.9%

NXRT.NEXPOINT.COM	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change%	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	163	$1,220	$1,436	$10,179	17.7%	25.5%
Arbors on Forest Ridge	210	181	815	918	4,393	12.5%	27.9%
Atera Apartments	380	233	1,207	1,356	3,420	12.4%	52.5%
Avant at Pembroke Pines	1,520	664	1,845	2,100	17,673	13.8%	17.3%
Bella Solara	320	129	1,284	1,446	11,232	12.6%	17.3%
Bella Vista	248	204	1,466	1,608	10,516	9.7%	16.2%
Bloom	528	161	1,239	1,402	14,115	13.2%	13.9%
Brandywine I & II	632	554	1,034	1,219	10,766	17.9%	20.6%
Courtney Cove	324	300	1,000	1,113	4,974	11.3%	27.1%
Creekside at Matthews	240	83	1,316	1,517	12,455	15.3%	19.4%
Cutter’s Point	196	158	1,004	1,133	6,732	12.9%	23.0%
Estates on Maryland	330	109	1,285	1,474	13,332	14.7%	17.0%
Fairways of San Marcos	352	146	1,510	1,701	13,667	12.7%	16.8%
High House at Cary	302	115	1,331	1,602	13,517	20.4%	24.1%
Madera Point	256	262	871	983	4,535	12.8%	29.5%
Parc500	217	222	1,311	1,502	14,650	14.5%	15.6%
Residences at Glenview Reserve	360	268	1,112	1,333	13,501	19.9%	19.7%
Residences at West Place	342	156	1,504	1,710	11,892	13.7%	20.8%
Rockledge Apartments	708	470	1,237	1,444	11,091	16.7%	22.4%
Sabal Palm at Lake Buena Vista	400	106	1,610	1,847	13,114	14.7%	21.7%
Seasons 704 Apartments	222	232	1,228	1,371	7,836	11.6%	21.8%
Six Forks Station	323	134	1,145	1,435	12,784	25.4%	27.2%
Summers Landing	196	58	1,093	1,316	11,211	20.4%	23.9%
Summit at Sabal Park	252	241	1,006	1,108	5,864	10.1%	20.8%
The Adair	232	140	1,742	2,031	11,839	16.6%	29.4%
The Cornerstone	430	517	1,061	1,155	4,931	8.9%	22.9%
The Enclave	204	172	1,468	1,654	10,392	12.7%	21.5%
The Heritage	204	177	1,406	1,540	9,609	9.6%	16.8%
The Preserve at Terrell Mill	752	782	899	1,079	11,378	20.1%	19.0%
The Verandas at Lake Norman	264	90	1,354	1,571	11,041	16.1%	23.7%
The Venue on Camelback	415	289	776	1,027	10,266	32.4%	29.4%
Torreyana Apartments	316	56	1,477	1,609	13,435	9.0%	11.9%
Venue at 8651	333	300	822	933	6,982	13.5%	19.1%
Versailles	388	317	817	921	6,164	12.7%	20.2%
Versailles II	242	82	903	1,038	5,632	15.0%	28.9%

Total/Weighted Average	12,984	8,271	$1,171	$1,346	$10,076	14.9%	20.8%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through June 30, 2024.
(3)	Inclusive of all full and partial interior upgrades completed and leased through June 30, 2024.

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	314	$859	$50	69.6%
Arbors on Forest Ridge	210	136	787	17	26.0%
Atera Apartments	380	368	812	40	59.7%
Avant at Pembroke Pines	1,520	396	1,363	51	44.9%
Brandywine I & II	632	189	1,033	71	81.9%
Creekside at Matthews	240	196	1,080	45	50.3%
Cutter’s Point	196	141	756	46	72.9%
Estates on Maryland	330	21	1,067	38	42.3%
Madera Point	256	157	885	30	40.2%
Residences at Glenview Reserve	360	43	1,083	48	53.5%
Rockledge Apartments	708	620	819	40	58.6%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Six Forks Station	323	197	1,087	55	60.7%
Summers Landing	196	100	840	12	17.4%
Summit at Sabal Park	252	249	994	40	48.3%
The Adair	232	11	1,083	84	92.8%
The Cornerstone	430	17	809	50	74.2%
The Verandas at Lake Norman	264	161	1,076	45	50.4%
Venue at 8651	333	265	772	47	72.9%
Versailles	388	306	868	50	68.4%
Versailles II	242	138	885	28	38.4%

Total/Weighted Average	8,238	4,659	$922	$48	62.0%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through June 30, 2024.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through June 30, 2024.

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	30.9%
Arbors on Forest Ridge	210	210	1,416	45	30.9%
Atera Apartments	380	380	1,339	50	37.0%
Avant at Pembroke Pines	1,520	1,520	1,350	45	32.4%
Bella Solara	320	320	820	35	39.5%
Bella Vista	248	248	970	40	39.3%
Bloom	528	528	901	40	42.3%
Brandywine I & II	632	632	1,234	45	35.5%
Courtney Cove	324	324	1,238	35	26.2%
Creekside at Matthews	240	240	913	65	72.9%
Cutter’s Point	196	196	1,400	45	31.3%
Estates on Maryland	330	330	913	45	48.0%
Fairways of San Marcos	352	352	901	40	42.3%
Hight House at Cary	302	302	899	65	74.1%
Madera Point	256	256	1,283	45	34.1%
Residences at Glenview Reserve	360	360	1,017	45	43.1%
Rockledge Apartments	708	708	942	35	34.4%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	35.4%
Six Forks Station	323	323	844	35	38.4%
Stone Creek at Old Farm	190	190	909	45	48.2%
Summers Landing	196	196	1,449	45	30.2%
The Adair	232	232	913	45	48.0%
The Cornerstone	430	430	1,236	45	35.4%
The Enclave	204	204	966	40	39.4%
The Heritage	204	204	997	40	38.2%
The Venue on Camelback Apartments	415	415	808	30	33.0%
The Verandas at Lake Norman	264	264	954	65	69.8%
Torreyana Apartments	316	316	900	35	36.0%
Venue at 8651	333	333	1,229	45	35.6%
Versailles	388	388	1,080	45	40.6%
Versailles II	242	242	1,241	45	35.3%

Total/Weighted Average	11,389	11,389	$1,113	$43	37.2%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Residences at West Place	342	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD

Total/Weighted Average Planned	1,568	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through June 30, 2024.
(3)	Inclusive of all smart home technology package upgrades completed and leased through June 30, 2024.

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of June 30, 2024 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal		Interest Rate (1)	Maturity Date
Arbors on Forest Ridge	Floating	120	$19,184		6.89%	12/1/2032
Cutter’s Point	Floating	120	21,524		6.89%	12/1/2032
The Summit at Sabal Park	Floating	120	30,826		6.89%	12/1/2032
Courtney Cove	Floating	120	36,146		6.89%	12/1/2032
The Preserve at Terrell Mill	Floating	120	71,098		6.89%	12/1/2032
Versailles	Floating	120	40,247		6.89%	12/1/2032
Seasons 704 Apartments	Floating	120	33,132		6.89%	12/1/2032
Madera Point	Floating	120	34,457		6.89%	12/1/2032
Venue at 8651	Floating	120	18,690		6.89%	12/1/2032
The Venue on Camelback	Floating	120	42,788		7.52%	2/1/2033
Sabal Palm at Lake Buena Vista	Floating	84	42,100		6.75%	9/1/2025
Cornerstone	Floating	120	46,804		7.43%	12/1/2032
Parc500	Floating	120	29,416		6.89%	12/1/2032
Rockledge Apartments	Floating	120	93,129		6.89%	12/1/2032
Atera Apartments	Floating	120	46,198		6.89%	12/1/2032
Versailles II	Floating	84	12,061		6.63%	10/1/2025
Brandywine I & II	Floating	84	43,835		6.63%	10/1/2025
Bella Vista	Floating	84	29,040		6.77%	2/1/2026
The Enclave	Floating	84	25,322		6.77%	2/1/2026
The Heritage	Floating	84	24,625		6.77%	2/1/2026
Summers Landing	Floating	84	10,109		6.63%	10/1/2025
Residences at Glenview Reserve	Floating	84	25,434		6.89%	10/1/2025
Residences at West Place	Fixed	120	33,817		4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100		6.88%	9/1/2026
Arbors of Brentwood	Floating	84	34,237		6.88%	10/1/2026
Torreyana Apartments	Floating	120	50,580		6.89%	12/1/2032
Bloom	Floating	120	59,830		6.89%	12/1/2032
Bella Solara	Floating	120	40,328		6.89%	12/1/2032
Fairways at San Marcos	Floating	120	60,228		6.89%	12/1/2032
The Verandas at Lake Norman	Floating	84	34,925		7.19%	7/1/2028
Creekside at Matthews	Floating	120	29,648		6.89%	12/1/2032
Six Forks Station	Floating	120	41,180		7.05%	10/1/2031
High House at Cary	Floating	84	46,625		7.35%	1/1/2029
The Adair	Floating	84	35,115		7.31%	4/1/2029
Estates on Maryland	Floating	84	43,157		7.31%	4/1/2029

			1,462,935
Fair market value adjustment			450	(2)
Deferred financing costs, net of accumulated amortization of $4,588			(8,967)

			$1,454,418

(1)

Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. The reference rate used in our Portfolio is 30-Day Average Secured Overnight Financing Rate (“SOFR”). As of June 30, 2024, SOFR was 5.34%

(2)

The Company reflected a valuation adjustment on its fixed rate debt for Residences at West Place to adjust it to fair market value on its respective date of acquisition for the difference between the fair value and the assumed principal amount of debt. The difference is amortized into interest expense over the remaining term of the mortgage.

Interest Rate Swap Agreements

As of June 30, 2024, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2019	September 1, 2026	KeyBank	$100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
March 1, 2022	March 1, 2025	Truist	145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%

			$1,067,500	0.9807	% (2)

(1)	The floating rate option for the interest rate swaps is daily compounded average of SOFR plus a 0.11448% adjustment (“Adjusted SOFR”). As of June 30, 2024, Adjusted SOFR was 5.45%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swap (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2026	January 1, 2027	KeyBank	$92,500	1.7980%

(1)	The floating rate option for the interest rate swap is Adjusted SOFR. As of June 30, 2024, Adjusted SOFR was 5.45%.

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Interest Rate Cap Agreements

As of June 30, 2024, the Company had the following interest rate caps outstanding that are not designated as cash flow hedges of interest rate risk (dollars in thousands):

Properties	Type	Maturity Date	Notional	Strike Rate
The Verandas at Lake Norman	Floating	7/1/2024	$34,925	3.40%
Creekside at Matthews	Floating	7/1/2024	31,900	4.40%
Sabal Palm at Lake Buena Vista	Floating	9/1/2024	42,100	6.20%
Residences at Glenview Reserve	Floating	10/1/2024	25,645	4.81%
Timber Creek	Floating	10/1/2024	24,100	4.99%
Brandywine I & II	Floating	10/1/2024	43,835	6.82%
Radbourne Lake	Floating	10/1/2024	20,000	6.46%
Summers Landing	Floating	10/1/2024	10,109	6.07%
Versailles II	Floating	10/1/2024	12,061	6.82%
Six Forks Station	Floating	10/1/2024	41,180	4.00%
High House at Cary	Floating	1/1/2025	46,625	2.74%
The Heritage	Floating	2/1/2025	24,625	5.18%
The Enclave	Floating	2/1/2025	25,322	5.18%
Bella Vista	Floating	2/1/2025	29,040	5.18%
Estates on Maryland	Floating	4/1/2025	43,157	3.91%
The Adair	Floating	4/1/2025	35,115	3.91%
Rockledge Apartments	Floating	12/1/2025	93,129	6.45%
The Preserve at Terrell Mill	Floating	12/1/2025	71,098	6.45%
Fairways at San Marcos	Floating	12/1/2025	60,228	6.70%
Bloom	Floating	12/1/2025	59,830	6.70%
Atera Apartments	Floating	12/1/2025	46,198	6.45%
Silverbrook	Floating	12/1/2025	46,088	6.45%
Torreyana Apartments	Floating	12/1/2025	50,580	6.70%
Cornerstone	Floating	12/1/2025	46,804	6.66%
Versailles	Floating	12/1/2025	40,247	6.45%
Bella Solara	Floating	12/1/2025	40,328	6.70%
Courtney Cove	Floating	12/1/2025	36,146	6.70%
Madera Point	Floating	12/1/2025	34,457	6.70%
Creekside at Matthews	Floating	12/1/2025	29,648	6.45%
Parc500	Floating	12/1/2025	29,416	6.45%
Seasons 704 Apartments	Floating	12/1/2025	33,132	6.70%
The Summit at Sabal Park	Floating	12/1/2025	30,826	6.70%
Cutter’s Point	Floating	12/1/2025	21,524	6.45%
Venue at 8651	Floating	12/1/2025	18,690	6.45%
Arbors on Forest Ridge	Floating	12/1/2025	19,184	6.70%
Venue on Camelback	Floating	2/1/2026	42,788	6.07%

			$1,340,080	5.90%

The following table contains summary information regarding our forward interest rate cap that is designated as cash flow hedge of interest rate risk (dollars in thousands):

Property	Effective Date	Maturity Date	Notional Amount	Strike Rate
The Verandas at Lake Norman	7/1/2024	7/1/2025	$34,925	3.40%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of June 30, 2024 for the next five calendar years subsequent to June 30, 2024 and thereafter. We used the applicable reference rates as of June 30, 2024 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	Remainder of 2024	2025	2026	2027	2028	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,462,935	$147	$133,392	$290,324	$—	$81,042	$958,030
Interest expense	(1)	397,322	26,504	49,549	42,225	55,673	53,665	169,706

Total		$1,860,257	$26,651	$182,941	$332,549	$55,673	$134,707	$1,127,736

(1)

Interest expense obligations include the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of June 30, 2024, we had entered into 8 interest rate swap transactions with a combined notional amount of $1.1 billion. We have allocated the total impact of expected settlements on the $1.1 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used the applicable reference rates as of June 30, 2024 to determine our expected settlements through the terms of the interest rate swaps.

(1)

As of June 30, 2024, we had total indebtedness of $1.5 billion at an adjusted weighted average interest rate of 3.55% of which $1.4 billion was debt with a floating interest rate. As of June 30, 2024, interest rate swap agreements effectively covered 75% of our $1.4 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 0.98% for Adjusted SOFR on the $1.1 billion notional amount of interest rate swap agreements that we have entered into as of June 30, 2024.

NXRT.NEXPOINT.COM	Page 27

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)

Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter’s Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	237	7/27/2016	22,421	5,082	27,503	116,046
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Rockledge Apartments	Marietta, GA	688	6/30/2017	113,500	7,685	121,185	176,141
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Versailles II	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	316	11/22/2019	68,000	2,771	70,771	223,959
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,482	88,962	252,733
The Verandas at Lake Norman	Cornelius, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Matthews, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
High House at Cary	Cary, NC	302	12/7/2021	93,250	1,677	94,927	314,328
The Adair	Sandy Springs, GA	232	4/1/2022	65,500	5,390	70,890	305,560
Estates on Maryland	Phoenix, AZ	330	4/1/2022	77,900	4,636	82,536	250,109

Total/Weighted Average		13,174		$2,056,309	$163,290	$2,219,599	$168,483

(1)	Only includes properties owned as of June 30, 2024.
(2)	Includes interior and exterior rehab.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)

Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, VA	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, TN	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, TN	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, TX	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Beechwood Terrace	Antioch, TN	300	21,400	53,600	178,667	11/1/2021	53,003	33,960
Cedar Pointe	Antioch, TN	210	26,500	37,650	179,286	11/1/2021	37,231	12,252
Hollister Place	Houston, TX	260	24,500	36,750	141,346	12/29/2022	36,455	14,684
Silverbrook	Grand Prairie, TX	642	30,400	70,000	109,034	9/22/2023	69,431	43,107
Timber Creek	Charlotte, NC	352	22,750	49,000	139,205	12/13/2023	48,348	24,819
Old Farm	Houston, TX	734	84,721	103,000	140,327	3/1/2024	102,704	31,548
Radbourne Lake	Charlotte, NC	225	24,250	39,250	174,444	4/30/2024	38,904	18,847

Total/Weighted Average		10,596	$751,715	$1,213,175	$114,494		$1,198,792	$494,088

(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of: (a) depreciation and amortization expenses and (b) gains or losses from the sale of operating real estate assets that are included in net income (loss) computed in accordance with GAAP, (5) corporate income that is not reflective of operations of the properties, (6) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, (7) casualty-related expenses/(recoveries) and casualty gains (losses), (8) gain (loss) on extinguishment of debt and modification costs that are not reflective of continuing operations of the properties, (9) gain on forfeited deposits, (10) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees and (11) equity in earnings of affiliate. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, if applicable, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the amount attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as gain (loss) on extinguishment of debt and modification costs, gain on forfeited deposits, casualty-related expenses/and recoveries and gains (losses), the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

NXRT.NEXPOINT.COM	Page 30

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q2 2024	Q2 2023
Total mortgage debt	$1,462,935	$1,621,563
Credit facilities	—	57,000

Total debt outstanding	1,462,935	1,678,563

Adjustments to arrive at net debt:
Cash and cash equivalents	(21,262)	(10,056)
Restricted cash held for value-add upgrades and green improvements	(4,219)	32,921

Net Debt	$1,437,454	$1,701,428

Enterprise Value (1)	$2,441,454	$2,869,428
Leverage Ratio	59%	59%

(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

Guidance Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2024	For the Three Months Ended September 30, 2024
		Mid-Point (1)	Mid-Point (1)
Net loss		$(30,170)	$(8,683)
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		7,092	1,808
Corporate general and administrative expenses		20,161	5,341
Corporate income		(1,662)	(425)
Property general and administrative expenses	(2)	5,033	1,203
Depreciation and amortization		97,741	24,506
Interest expense		55,380	14,311
Casualty-related recoveries		538	—
Loss on extinguishment of debt and modification costs		52,973	—
Gain on forfeited deposits		—	—
Equity in earnings of affiliate		(211)	(60)
Gain on sales of real estate		(50,395)	—

NOI		$156,480	$38,001

Less Non-Same Store
Revenues	(3)	(6,386)
Operating expenses	(3)	3,360

Same Store NOI	(3)	$153,454

(1)

Mid-Point estimates shown for full year and third quarter 2024 guidance. Assumptions made for full year and third quarter 2024 NOI guidance include the Same Store operating growth projections included in the “2024 Full Year Guidance Summary” section of this release and the effect of the dispositions throughout the fiscal year.

(2)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(3)	Amounts are derived from the results of operations of our Full Year 2024 Same Store properties and Non-Same Store properties. There are 35 properties in our Full Year 2024 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2024 (in thousands, except per share data):

For the Year Ended December 31, 2024
Mid-Point
Net loss	$(30,170)
Depreciation and amortization	97,741
Gain on sales of real estate	(50,395)
Adjustment for noncontrolling interests	(99)

FFO attributable to common stockholders	17,077

FFO per share - diluted (1)	$0.65

Loss on extinguishment of debt and modification costs	52,973
Casualty-related expenses	802
Amortization of deferred financing costs - acquisition term notes	872
Gain on forfeited deposits	—
Adjustment for noncontrolling interests	(207)

Core FFO attributable to common stockholders	71,517

Core FFO per share - diluted (1)	$2.72

Amortization of deferred financing costs - long term debt	1,359
Equity-based compensation expense	10,601
Adjustment for noncontrolling interests	(46)

AFFO attributable to common stockholders	83,431

AFFO per share - diluted (1)	$3.18

Weighted average common shares outstanding - diluted	26,246

(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 26.2 million for the full year 2024.

NXRT.NEXPOINT.COM	Page 32

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI for the three months ended March 31, 2024 and the year ended December 31, 2023 to net income, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended March 31, 2024	For the Year Ended December 31, 2023
Net income		$26,402	$44,433
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		1,743	7,645
Corporate general and administrative expenses		4,614	16,663
Casualty-related expenses/(recoveries)	(1)	33	(2,214)
Casualty loss (gain)		(199)	856
Gain on forfeited deposits		—	(250)
Property general and administrative expenses	(2)	983	3,701
Depreciation and amortization		24,323	95,186
Interest expense		14,391	67,106
Equity in earnings of affiliate		(38)	(205)
Loss (gain) on extinguishment of debt and modification costs		546	2,409
Gain on sales of real estate		(31,709)	(67,926)

NOI		$41,089	$167,404

(1)	Adjustment to net income to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 33